NEWS RELEASE

February 6, 2004
FOR IMMEDIATE RELEASE
CONTACT:  Andy L. Nemeth

                            PATRICK INDUSTRIES, INC.
                   REPORTS FOURTH QUARTER AND YEAR-END RESULTS

                  Elkhart, Indiana - - - - - - - Keith V. Kankel, President and Chief Executive Officer, today announced net sales and operating results for the fourth quarter and year ended December 31, 2003. Net sales for the fourth quarter of 2003 were $66,180,000, or 5.6% less than the $70,097,000 reported in the fourth quarter of 2002. Net sales for the 2003 year were $274,682,000, or 11.0% less than the $308,755,000 reported in 2002. Net income for the fourth quarter of 2003 was $592,000, or $.13 per share, compared to a loss of $964,000, or $.21 per share, in the fourth quarter of 2002. The Company reported a net loss for the 2003 year of $55,000, or $.01 per share, compared to net income in 2002 of $95,000, or $.02 per share.

         The fourth quarter of 2003 includes pre-tax positive adjustments of approximately $1.2 million, or $.16 per share, net of tax, related to gains on disposal of a building, sale of equipment as a result of a plant closing, and increases in cash surrender value of life insurance policies. Comparatively, the fourth quarter of 2002 includes a pre-tax charge to operations of approximately $1.6 million, or $.21 per share, net of tax, pertaining to the write-off of receivables and certain other assets specifically related to the Oakwood Homes Corporation bankruptcy filing in the fourth quarter of 2002.

         The Manufactured Housing Industry, which represents 41% of the Company's sales for 2003, continued to show shipment declines and finished the year with shipment levels 22.3% less than they were in 2002. The Recreational Vehicle Industry, which represents approximately 31% of the Company's sales for 2003, continued its positive trend as shipments for the year finished 3.2% ahead of 2002 levels and represented the second highest level of shipments in the last 25 years. The Company continued its penetration and increased sales into the industrial and other markets, which represents approximately 28% of 2003 sales.

         Mr. Kankel said, "The overall restricted conditions in the Manufactured Housing Industry continue to hinder the Company's performance with regard to sales in this market segment. The Company's concerted efforts related to strategic cost reduction and keeping costs aligned with revenues have allowed us to maintain the integrity and strength of our balance sheet. Going forward, we expect to take advantage of this strength through strategic investment and other growth opportunities as well as diversification efforts and new product introductions. The Company has the capacity and is well positioned to take advantage of any upturn in the Manufactured Housing market as well as to increase its penetration into the other markets that it serves."

         Patrick Industries, Inc. is a major component products manufacturer and supplier of building products serving the Manufactured Housing, Recreational Vehicle, Furniture, Marine, Architectural and Automotive aftermarkets, and operates coast to coast in 13 states.

                                      # # #


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                            PATRICK INDUSTRIES, INC.
                         UNAUDITED FINANCIAL HIGHLIGHTS
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          INCOME STATEMENT
          ----------------
                                                         THREE MONTHS ENDED                         TWELVE MONTHS ENDED
                                                              DECEMBER 31                                DECEMBER 31
                                                       2003                   2002                  2003                    2002
                                                       ----                   ----                  ----                    ----

Net sales                                         $ 66,180,000           $ 70,097,000         $274,682,000            $308,755,000
Cost of goods sold                                  58,539,000             61,845,000          242,499,000             269,562,000
Warehouse and delivery expenses                      3,323,000              3,428,000           12,916,000              14,329,000
Selling, general, and
  administrative expenses                            3,219,000              6,246,000           18,442,000              23,546,000
Restructuring charges                                    - - -                  - - -              235,000                 269,000
Interest expense, net                                  119,000                185,000              680,000                 891,000
                                                  ------------           ------------         ------------            ------------
  Income (loss) before income taxes                    980,000             (1,607,000)             (90,000)                158,000
Income taxes (credit)                                  388,000               (643,000)             (35,000)                 63,000
                                                  ------------           ------------         ------------            ------------

    NET INCOME (LOSS)                            $     592,000          $    (964,000)        $    (55,000)          $      95,000
                                                 =============          =============         ============           =============

INCOME (LOSS) PER COMMON SHARE                   $         .13          $        (.21)        $       (.01)          $         .02
                                                 =============          =============         ============           =============

Weighted average shares outstanding                  4,616,886              4,557,970             4,600,746              4,547,075




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          BALANCE SHEET
          -------------
                                                                                      DECEMBER 31
                                                                              2003                  2002
                                                                              ----                  ----

              CURRENT ASSETS
                Cash and cash equivalents                              $   7,077,000        $   3,552,000
                Trade receivables, net                                    14,241,000           11,545,000
                Inventories                                               23,042,000           32,092,000
                Income taxes receivable                                        - - -            1,593,000
                Prepaid expenses                                             914,000              849,000
                Deferred tax assets                                        1,954,000            1,981,000
                                                                       -------------        -------------
                  Total current assets                                    47,228,000           51,612,000
                                                                       -------------        -------------

              PROPERTY AND EQUIPMENT, NET                                 30,693,000           31,917,000
                                                                       -------------        -------------

              INTANGIBLE AND OTHER ASSETS                                  3,221,000            2,937,000
                                                                       -------------        -------------

                  TOTAL ASSETS                                         $  81,142,000         $ 86,466,000
                                                                       =============         ============


              CURRENT LIABILITIES
                Current maturities of long-term debt                   $   3,671,000         $  3,671,000
                Accounts payable and accrued liabilities                   7,909,000            9,135,000
                Income taxes payable                                          13,000              240,000
                                                                       -------------        -------------
                  Total current liabilities                               11,593,000           13,046,000
                                                                       -------------        -------------

              LONG-TERM DEBT, LESS CURRENT MATURITIES                      7,771,000           11,443,000
                                                                       -------------        -------------

              DEFERRED LIABILITIES                                         2,104,000            2,177,000
                                                                       -------------        -------------

              DEFERRED INCOME TAXES                                          426,000              521,000
                                                                       -------------        -------------

              SHAREHOLDERS' EQUITY                                        59,248,000           59,279,000
                                                                       -------------        -------------

                TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $  81,142,000         $ 86,466,000
                                                                       =============         ============



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